UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2025
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PLIANT THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 481-6770
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pliant Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 5, 2025. At the Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company, as permitted by Delaware law (the “Amendment”), as further described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 23, 2025 (the “Proxy Statement”). The Amendment became effective upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on June 9, 2025.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.
As of April 9, 2025, the record date for the Annual Meeting, there were 61,386,278 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Proxy Statement: (i) to elect John Curnutte, M.D., Ph.D., Katharine Knobil, M.D., and Thomas McCourt, as Class II directors of the Company to serve until the 2028 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal (“Proposal No. 1”), (ii) to approve, by non-binding advisory vote, the resolution approving the compensation of the Company’s named executive officers (“Proposal No. 2”), (iii) to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law (“Proposal No. 3”), and (iv) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025 (“Proposal No. 4”). The vote results detailed below represent final results as certified by the Inspector of Elections.
Proposal No. 1: The Company’s stockholders approved the election of each of the aforementioned Class II director nominees to serve until the 2028 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal. The voting results are as follows:

Nominee	For	Withhold
John Curnutte, M.D., Ph.D.	34,534,316	5,351,841
Katharine Knobil, M.D.	26,681,127	13,205,030
Thomas McCourt	31,557,399	8,328,758
The broker non-votes for Proposal No. 1 totaled 12,346,970 shares of common stock.
Proposal No. 2: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The voting results are as follows:

For	Against	Abstain
30,037,373	8,937,835	910,949
The broker non-votes for Proposal No. 2 totaled 12,346,970 shares of common stock.
Proposal No. 3: As described in Item 5.03 above, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law. The voting results are as follows:

For	Against	Abstain
35,232,687	3,771,806	881,664
The broker non-votes for Proposal No. 3 totaled 12,346,970 shares of common stock.
Proposal No. 4: The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results are as follows:

For	Against	Abstain
50,796,112	506,011	931,004

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Pliant Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: June 9, 2025	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer

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